UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2009

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST II – SERIES F

(Exact name of Registrant as Specified in its Charter)

Delaware	0-32689	13-4058320
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective close of business on March 31, 2009, World Monitor Trust II – Series F (“Registrant”) will become a member of WCM Pool LLC (“WCM Pool”), a Delaware limited liability company, and a party to WCM Pool’s Organization Agreement. WCM Pool was formed as a means of consolidating the commodity interest trading of its members, including Registrant. Registrant will contribute all of its assets to WCM Pool in exchange for a limited liability company interest therein.

WCM Pool is party to the Trading Advisor Agreement with Winton Capital Management Limited (“Winton”), a company registered in England and Wales, whereby effective January 1, 2007, Winton began managing the assets of WCM Pool (including those contributed to it by Registrant as of close of business on March 31, 2009) in accordance with Winton’s Diversified Program.

Item 1.02	Termination of a Material Definitive Agreement

Effective close of business on March 31, 2009, Registrant will withdraw as a member of WMT Campbell Pool L.L.C. and will no longer have Campbell & Company Inc. manage its assets. As discussed above in Item 1.01, Registrant intends to allocate all of its assets to Winton’s Diversified Program through an investment in WCM Pool.

Item 8.01	Other Events

Attached hereto as Exhibit 99.5 is the letter to investors dated March 2, 2009 informing them of the items set forth above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	WCM Pool LLC Organization Agreement dated November 20, 2006

10.2	Amendment No.1 to WCM Pool LLC Organization Agreement dated March 30, 2007

10.3	Amendment No. 2 to WCM Pool LLC Organization Agreement dated March 31, 2009

10.4	Advisory Agreement by and among WCM Pool LLC, Preferred Investment Solutions Corp. and Winton Capital Management Limited dated November 20, 2006

99.5	Letter to Investor dated March 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity indicated on March 2, 2009.

WORLD MONITOR TRUST II – SERIES F
(Registrant)

	By:	Preferred Investment Solutions Corp.,
its Managing Owner

Date: March 2, 2009	By:	/s/ Lawrence S. Block
	Name:	Lawrence S. Block
	Title:	Senior Vice President and General Counsel